UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 1, 2011 (November 28, 2011)

1st Franklin Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia	2-27985	58-0521233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

213 East Tugalo Street, P.O. Box 880, Toccoa, Georgia		30577
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(706) 886-7571

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.01 – Changes in Control of Registrant.

On November 28, 2011, Ben F. Cheek, III, Chairman and Chief Executive Officer of 1st Franklin Financial Corporation (the “Company”), as a part of his estate planning activities, transferred his 1,160 shares (representing approximately 68.2%) of the Company’s voting common stock, $100.00 par value per share (the “Common Stock”), to his adult children, Ben F. Cheek, IV, the Company’s Vice Chairman, Virginia C. Herring, the Company’s President, and David W. Cheek.  As a result of such transfer, Ben F. Cheek, IV, Virginia C. Herring and David W. Cheek each own approximately 37.9%, 37.9% and 24.2%, respectively, of the Common Stock.

There are no arrangements or understandings among any of the foregoing individuals with respect to the election of directors of the Company or any other matters, nor are any of such individuals aware of any arrangements which may result in a subsequent change of control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST FRANKLIN FINANCIAL CORPORATION

By:  /s/ A. Roger Guimond

 Name:  A. Roger Guimond

 Title:    Executive Vice President and

  Chief Financial Officer

Date:  December 1, 2011

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